   As filed with the Securities and Exchange Commission on December 10, 1997

                                                Registration No. 333-___________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ___________________________

                         CENTRAL GARDEN & PET COMPANY
              (Exact name of issuer as specified in its charter)

         Delaware                                               68-0275553
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)


            3697 Mt. Diablo Boulevard, Lafayette, California  94549
             (Address of principal executive offices)   (Zip Code)

                         CENTRAL GARDEN & PET COMPANY
                      1993 OMNIBUS EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                               William E. Brown
                         Central Garden & Pet Company
            3697 Mt. Diablo Boulevard, Lafayette, California  94549
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (510) 283-4573

                                   Copy to:
                             John F. Seegal, Esq.
                             Orrick, Herrington & Sutcliffe LLP
                              400 Sansome Street
                           San Francisco, California  94111

                        Calculation of Registration Fee

========================================================================================================================
                                                                                 Proposed
                                                     Proposed Maximum            Maximum
Title of Securities to          Amount to Be        Offering Price per          Aggregate              Amount of
  Be Registered                  Registered               Share*              Offering Price*       Registration Fee*
------------------------------------------------------------------------------------------------------------------------
Common  Stock, and            2,000,000 shares         $ 27.5625                $ 55,125,000.00      $ 16,705.00
Options to Purchase
Common Stock
========================================================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $ 27.5625 per share, the average of the high and low prices for the Common Stock on December 8, 1997 as reported by NASDAQ.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Central Garden & Pet Company (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Certificate of Incorporation provides that its directors will not be liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, to the fullest extent permitted by law. This provision is intended to allow the Registrant's directors the benefit of the Delaware General Corporation law which provides that directors of Delaware corporations may be relieved of monetary liability for breaches of their fiduciary duty of care except under certain circumstances, including breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or known violation of law or any transaction from which the director derived an improper personal benefit.

The Registrant has entered into separate indemnification agreements with each of the directors and executive officers, whereby the Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available at reasonable terms.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1 The Central Garden & Pet Company 1993 Omnibus Equity Incentive Plan, as amended (and incorporated by reference to Exhibits 4.1 to the Registrant's Registration Statements on Form S-8, Commission File Nos. 33-72326, 33-89216 and 333-1238).

4.2  Form of Nonqualified Stock Option Agreement (incorporated by reference to
     Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Commission File No. 33-72326).

4.3  Form of Restricted Stock Agreement (incorporated by reference to Exhibit
     4.3 to the Registrant's Registration Statement on Form S-8, Commission File No. 33-72326).

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California on the 9th of December, 1997.

Central Garden & Pet Company
     (Registrant)


   /s/ William E. Brown
----------------------------------
     William E. Brown
   Chairman of the Board
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                     Title                      Date

Principal Executive Officer:



   /s/ William E. Brown
----------------------------------    Chairman of Board         December 9, 1997
       William E. Brown               and Chief Executive
                                      Officer



Principal Financial Officer and
Accounting Officer



       /s/ Robert B. Jones
----------------------------------    Vice President and Chief  December 9, 1997
           Robert B. Jones            Financial Officer

Directors:


        /s/ William E. Brown
----------------------------------
            William E. Brown                Director     December 9, 1997


        /s/ Lee D. Hines, Jr.
----------------------------------
            Lee D. Hines, Jr.               Director     December 9, 1997


        /s/ Daniel P. Hogan
----------------------------------
            Daniel P. Hogan                 Director     December 9, 1997


        /s/ Glenn W. Novotny
----------------------------------
            Glenn W. Novotny                Director     December 9, 1997

A majority of the members of the Board of Directors.

      EXHIBIT INDEX

4.1 The Central Garden & Pet Company 1993 Omnibus Equity Incentive Plan, as amended (and incorporated by reference to Exhibits 4.1 to the Registrant's Registration Statements on Form S-8, Commission File Nos. 33-72326, 33-89216 and 333-1238).

4.2   Form of Nonqualified Stock Option Agreement (incorporated by reference to
      Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Commission File No. 33-72326).

4.3   Form of Restricted Stock Agreement (incorporated by reference to Exhibit
      4.3 to the Registrant's Registration Statement on Form S-8, Commission File No. 33-72326).

5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.